                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): December 10, 1998


                             AMERICAN WAGERING, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter).



          NEVADA                      000-20685                 88-0344658
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)           Identification No.)


         675 Grier Drive, Las Vegas, Nevada                       89119
-------------------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)


                         Registrant's telephone number,
                       including area code: (702) 735-0101

ITEM 5.     OTHER EVENTS

            (a) Pursuant to a request by The Nasdaq Stock Market, Inc., enclosed herein as Exhibit 99.1 is a Proforma Balance Sheet of the Company as of October 31, 1998.

            (b) On December 9, 1998, the Company amended its Articles of Incorporation by filing a Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Company. On December 9, 1998, the Company sold 9,462 shares of an aggregate of 18,924 shares of Series A Preferred Stock, $.01 par value of the Company (the "Shares") to each of Victor J. Salerno and Judith Salerno in consideration of the cancellation of indebtedness owed by the Company to each of Victor J. Salerno and Judith Salerno in an outstanding amount of $946,212 to each. The Shares entitle the holders to receive cumulative quarterly cash dividends at the annual rate per share of 10% of the original consideration price per Share of $100.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)   EXHIBITS

                  3.1.1 Certificate of Designations, Preferences and Rights of Series A Preferred Stock of American Wagering, Inc.

                  99.1 Proforma Balance Sheet of American Wagering, Inc. as of October 31, 1998.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMERICAN WAGERING, INC.
                                           -----------------------
                                           (Registrant)


Date: December 10, 1998                    By:  /s/  Robert D. Ciunci
                                                -------------------------------
                                                  Robert D. Ciunci
                                                  Executive Vice President



                                       -2-